SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2002

METRON TECHNOLOGY N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	000-27863	98-0180010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Old Bayshore Highway

Suite 360

Burlingame, California 94010

 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 401-4600

ITEM 5.  OTHER EVENTS

On December 9, 2002, Metron Technology N.V. (the “Company”) announced that Peter V. Leigh, vice president and chief financial officer, has resigned. Douglas J. McCutcheon, currently a consultant to the Company, has been named interim chief financial officer.  Mr. Leigh will remain with the Company as a consultant during a transition period.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)                                  Financial statements of business acquired.  Not applicable.

(b)                                 Pro forma financial information.  Not applicable.

(c)                                  Exhibits.

Exhibit No.	Description

99.1	Press release, dated as of December 9, 2002.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRON TECHNOLOGY N.V.

Date: December 10, 2001	/s/ EDWARD D. SEGAL
Edward D. Segal
Chief Executive Officer
Signing on behalf of the registrant

INDEX TO EXHIBITS

99.1	Press release, dated December 9, 2002.